As filed with the Securities and Exchange Commission on March 16, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-2193603
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

351 Galveston Drive

Redwood City, CA

(650) 216-3500

(Address of principal executive offices) (Zip code)

2011 Equity Incentive Plan

2011 Employee Stock Purchase Plan

(Full title of the plan)

Raffi Asadorian

Chief Financial Officer

AcelRx Pharmaceuticals, Inc.

351 Galveston Drive

Redwood City, CA 94063

(650) 216-3500

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copy to:

Robert Phillips

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered		Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share (“Common Stock”)
-	Reserved for future issuance under the 2011 Incentive Equity Incentive Plan (the “Plan”)	3,182,924	$1.10(3)	$3,501,216	$454.46
-	Reserved for future issuance under the 2011 Employee Stock Purchase Plan (the “ESPP”)	1,591,462	$0.94(4)	$1,495,974	$194.18
Total		4,774,386			$648.64

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)	Represents additional shares of the Registrant’s Common Stock reserved for future issuance under the Plan and the ESPP by reason of the automatic increase provisions therein.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act, and based on the average of the high and low sales prices of Registrant’s Common Stock as reported on the Nasdaq Global Market on March 12, 2020.

(4)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act, and based on 85% of the average of the high and low sales prices of Registrant’s Common Stock as reported on the Nasdaq Global Market on March 12, 2020. Pursuant to the ESPP, the purchase price of a share of Common Stock is 85% of the fair market value of the Common Stock.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering additional shares of the common stock of AcelRx Pharmaceuticals, Inc. (the “Registrant”) to be issued pursuant to the Plan and the ESPP. The information contained in the Registrant’s registration statements on Form S-8 (SEC File Nos. 333-230139, 333-223535, 333-216492, 333-209998, 333-202709, 333-194634, 333-187206, 333-180334, and 333-172409) (“Prior Forms S-8”), are securities of the same class as other securities as the additional shares of common stock being registered by this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E to Form S-8, the contents of the Prior Forms S-8 are incorporated by reference herein.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date

3.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-35068	3.1	2/28/2011

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-35068	3.1	6/25/2019

3.3	Amended and Restated Bylaws of the Registrant	S-1	333-170594	3.4	1/7/2011

4.1	Reference is made to Exhibits 3.1 through 3.3

4.2	Specimen Common Stock Certificate of the Registrant.	S-1	333-170594	4.2	1/31/2011

5.1	Opinion of Cooley LLP

10.1+	2011 Equity Incentive Plan	S-8	333-172409	99.3	2/24/2011

10.2+	2011 Employee Stock Purchase Plan	S-8	333-172409	99.6	2/24/2011

23.1	Consent of OUM & Co. LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.

+ Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on March 16, 2020.

ACELRX PHARMACEUTICALS, INC.

By:	/s/ Vincent J. Angotti
Vincent J. Angotti
Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Vincent J. Angotti and Raffi Asadorian, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vincent J. Angotti	Chief Executive Officer and Director	March 16, 2020
Vincent J. Angotti	(Principal Executive Officer)

/s/ Raffi Asadorian	Chief Financial Officer	March 16, 2020
Raffi Asadorian	(Principal Financial and Accounting Officer)

/s/ Adrian Adams	Chairman	March 16, 2020
Adrian Adams

/s/ Richard Afable	Director	March 16, 2020
Richard Afable

/s/ Mark G. Edwards	Director	March 16, 2020
Mark G. Edwards

/s/ Stephen J. Hoffman	Director	March 16, 2020
Stephen J. Hoffman

/s/ Pamela P. Palmer	Director	March 16, 2020
Pamela P. Palmer

/s/ Howard B. Rosen	Director	March 16, 2020
Howard B. Rosen

/s/ Mark Wan	Director	March 16, 2020
Mark Wan